UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No. )

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☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

TD HOLDINGS, INC.

(Name of Registrant As Specified In Its Charter)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

TD HOLDINGS, INC

25th Floor, Block C, Tairan Building

No. 31 Tairan 8th Road, Futian District

Shenzhen, Guangdong, PRC 518000

(+86) 0755-88898711
April 13, 2022

NOTICE OF WRITTEN CONSENT OF STOCKHOLDERS
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To the Stockholders of TD Holdings, Inc.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of TD Holdings, Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our”), in connection with the corporate actions described below. The holders of a majority of the Company’s voting capital stock by written consent in lieu of a meeting, pursuant to Section 228 of the Delaware General Corporation Law and Section 8 of Article II of our bylaws, approved the following corporate action (the “Authorizations”):

(i)	the entry into that certain securities purchase agreements (the “Purchase Agreements”) dated as of January 6, 2021, March 4, 2021, and October 4, 2021, respectively, by and between the Company and two institutional purchasers (collectively, the “Investors”), pursuant to which the Company has issued that certain unsecured promissory notes (collectively, the “Notes”) dated as of January 6, 2021, March 4, 2021, and October 4, 2021, respectively, to the Investors; and

(ii)	the issuance of shares of Common Stock in excess of 19.99% of the currently issued and outstanding shares of Common Stock of the Company upon the conversion of the Notes (collectively, the “Financing Transaction”).

This Information Statement is being furnished to our stockholders of record as of April 13, 2022 in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended, and the rules promulgated by the Securities and Exchange Commission thereunder, solely for the purpose of informing our stockholders of the actions taken by the written consent.

THIS IS NOT A NOTICE OF A MEETING AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board,

/s/ Renmei Ouyang

Renmei Ouyang

Chairwoman and Chief Executive Officer

April 13, 2022

TD HOLDINGS, INC

25th Floor, Block C, Tairan Building

No. 31 Tairan 8th Road, Futian District

Shenzhen, Guangdong, PRC 518000

(+86) 0755-88898711
April 13, 2022

INFORMATION STATEMENT

(Preliminary)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

General Information

Unless otherwise noted, references to the “Company,” “we,” “us,” or “our” mean TD Holdings, Inc., a Delaware corporation. Our principal executive offices are located at 25th Floor, Block C, Tairan Building No. 31 Tairan 8th Road, Futian District Shenzhen, Guangdong, PRC 518000, telephone (+86) 0755-88898711.

This Information Statement is first being mailed on or about April 13, 2022 to the Company’s common stockholders of record as of April 13, 2022.

We are furnishing this Information Statement in connection with actions taken by stockholders who have the authority to vote a majority of the outstanding shares of our common stock, par value $0.001 per share (“Common Stock”).

By written consent dated April 13, 2022, as permitted by Section 228 of the Delaware General Corporation Law (the “DGCL”) and Section 8 of Article II of our bylaws, the stockholders who have the authority to vote a majority of the outstanding shares of Common Stock approved and ratified the following corporate actions (collectively, the “Authorizations”):

(i)	the entry into that certain securities purchase agreements (the “Purchase Agreements”) dated as of January 6, 2021, March 4, 2021, and October 4, 2021, respectively, by and between the Company and two institutional purchasers (collectively, the “Investors”), pursuant to which the Company has issued that certain unsecured promissory notes (collectively, the “Notes”) dated as of January 6, 2021, March 4, 2021, and October 4, 2021, respectively, to the Investors; and

(ii)	the issuance of shares of Common Stock in excess of 19.99% of the currently issued and outstanding shares of Common Stock of the Company upon the conversion of the Notes (collectively, the “Financing Transaction”).

Concurrently with the Authorizations, all of the members of the Board, by written consent in lieu of a meeting, as provided under the DGCL, provided similar authorizations.

Nasdaq Requirements

The foregoing resolutions for the Financing Transaction and the Future Financing Transaction are required because under the terms of the Notes, the Company will have to issue more than 19.99% of its issued and outstanding Common Stock pursuant to the conversion of the Notes and the Future Notes by the Investors.

Under NASDAQ Listing Rule 5635(d), the Company may not issue shares of Common Stock (or securities convertible into or exercisable for Common Stock) in other than public offerings without stockholder approval if the aggregate number of shares of Common Stock issued would be equal to or greater than 20% of the Company’s issued and outstanding shares of Common Stock as of the date of issuance, and the price per share of Common Stock issued is less than the closing price immediately preceding the signing of the binding agreement or the average closing price of the Common Stock for the five trading days immediately preceding the signing of the binding agreement (the “Minimum Price”).

As a result of the foregoing resolutions, on the date which is 20 calendar days after the date of mailing this Information Statement to its shareholders, the Company will comply with NASDAQ Listing Rule 5635(d), as these resolutions constitute shareholder approval for the Company to issue shares of Common Stock to the holders of the Notes or the Future Notes in an amount more than 19.99% of the issued and outstanding Common Stock on the closing date under the Purchase Agreements or any future purchase agreements, even if the price per share of Common Stock issued in connection with the Financing Transaction is less than the Minimum Price.

Dissenters’ Right of Appraisal

No dissenters’ or appraisal rights under the DGCL are afforded to the Company’s stockholders as a result of the approval of the Authorizations.

Vote Required

The vote, which was required to approve the above Authorizations, was the affirmative vote of the holders of a majority of the Company’s voting stock. Each holder of Common Stock is entitled to one (1) vote for each share of Common Stock held.

The date used for purposes of determining the number of outstanding shares of the voting stock of the Company entitled to vote is April 13, 2022 (the “Voting Record Date”). The record date for determining those shareholders of the Company entitled to receive this Information Statement is the close of business on April 13, 2022 (the “Mailing Record Date”). As of the Voting Record Date, the Company had 213,001,894 shares of voting stock outstanding, with all 213,001,894 shares being Common Stock. All outstanding shares are fully paid and nonassessable.

Vote Obtained

Section 228(a) of the DGCL and Section 8 of Article II of our bylaws provide that any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, via written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

The consenting shareholders voted to approve the corporate actions and their respective approximate ownership percentage of the voting stock of the Company as of the Voting Record Date totaled in the aggregate 51.153% of the outstanding voting stock.

Notice Pursuant to Section 228 of the DGCL

Pursuant to Section 228 of the DGCL, no advance notice is required to be provided to the other shareholders, who have not consented in writing to such action, of the taking of the stated corporate action without a meeting of stockholders. No additional action will be undertaken pursuant to such written consents, and no dissenters’ rights under the DGCL are afforded to the Company’s stockholders as a result of the action to be taken.

Pursuant to Section 228 of the DGCL, we are required to provide prompt notice of the taking of corporate action by written consent to our stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228 of the DGCL.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

FINANCING TRANSACTION

On January 6, 2021, the Company entered into a securities purchase agreement with Streeterville Capital, LLC, a Utah limited liability company, pursuant to which the Company issued an unsecured convertible promissory note with a 12-month maturity (the “January Note”). The January Note has the original principal amount of $1,670,000 and the investor gave consideration of $1,500,000, reflecting an original issue discount of $150,000 and the investor’s transaction costs of $20,000.

On March 4, 2021, the Company entered into a securities purchase agreement with Streeterville Capital, LLC, a Utah limited liability company, pursuant to which the Company issued an unsecured convertible promissory note with a 12-month maturity (the “March Note”). The March Note has the original principal amount of $3,320,000 and the investor gave consideration of $3,000,000, reflecting an original issue discount of $300,000 and the investor’s transaction costs of $20,000.

On October 4, 2021, the Company entered into a securities purchase agreement with Atlas Sciences, LLC, a Utah limited liability company, pursuant to which the Company issued an unsecured convertible promissory note with a 12-month maturity (the “October Note”, together with the January Note and the March Note, collectively, the “Notes”). The October Note has the original principal amount of $2,220,000 and the investor gave consideration of $2,000,000, reflecting an original issue discount of $200,000 and the investor’s transaction costs of $20,000.

With respect to each Note, (i) interest accrues on the outstanding balance of such Note at 10% per annum; (ii) upon the occurrence of an Event of Default (as such term defined thereof), interest accrues at an interest rate equal to the lesser of 22% per annum or the maximum rate permitted under applicable law; and (iii) upon any Event of Default, the investor may accelerate the outstanding balance payable under the Note, which will increase automatically upon such acceleration by 15% or 5%, depending on the nature of the Event of Default.

Pursuant to the Purchase Agreements and the Notes, the Company must obtain the applicable investor’s prior written consent for certain fundamental transactions such as consolidation, merger, disposition of substantial assets, change of control, reorganization, or recapitalization. Any occurrence of a fundamental transaction without such investor’s prior written consent will be deemed an Event of Default.

Pursuant to the Purchase Agreements and the Notes, the investors may redeem all or any portion of the Notes, at any time after three months from the issue date upon notice, subject to certain monthly redemption volume restriction, in cash or converting into shares of the Company’s Common Stock at a price equal to 80% multiplied by the average of the lowest volume-weighted average price of the Common Stock on the principal market during the fifteen (15) trading days immediately preceding the applicable redemption notice is delivered, subject to certain adjustments and ownership limitations specified in the Notes. The Notes provide for liquidated damages upon failure to comply with any of the terms or provisions of the Notes. The Company may prepay the outstanding balance of the Notes in cash equal to 125% multiplied by the portion of the outstanding balance the Company elects to prepay.

FUTURE FINANCING TRANSACTION

Within ninety days of the conversion of Notes, the Company may sell and issue convertible promissory notes to the Investors under similar terms and conditions with the Notes and the Purchase Agreements.

Potential Effect of the Financing Transaction

Any issuance of additional shares of Common Stock as a result of the conversion of the Notes and Future Notes that were approved by the consenting stockholders pursuant to the Authorizations will dilute the ownership and voting rights of stockholders and, depending upon the price at which the shares are issued, could have a negative effect on the trading price of the Company’s Common Stock.

Financial and Other Information

The Company hereby incorporates by reference its Annual Report on Form 10-K filed on March 16, 2022.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding the beneficial ownership of our Common Stock as of the Voting Record Date by:

●	each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock;

●	each of our executive officers and directors; and

●	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of security if he, she, or it possesses sole or shared voting or investment power over that security or has the right to acquire securities within 60 days, including options and warrants that are currently exercisable or exercisable within 60 days.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. The calculation of the percentage of beneficial ownership is based on 213,001,894 shares of Common Stock that were outstanding as of the Voting Record Date.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Shares of Common Stock
Directors and Executive Officers of the Company:
Renmei Ouyang	17,871,924	8.391%
Tianshi Yang	—	—
Heung Ming (Henry) Wong	—	—
Donghong Xiong	—	—
Xiangjun Wang	50,000	0.023%
All directors and executive officers as a group (five individuals)	17,921,924	8.414%

Five Percent or More Stockholders:
Shuxiang Zhang	39,670,000	18.624%
Huiwen Hu	21,162,580	9.935%
Renmei Ouyang	17,871,924	8.391%

(1)	Unless otherwise indicated, the business address of each of the persons and entities is 25th Floor, Block C, Tairan Building No. 31 Tairan 8th Road, Futian District Shenzhen, Guangdong, PRC 518000.

INTERESTS OF CERTAIN PERSONS IN THE AUTHORIZATIONS

No officer, director, nominee for election as a director, associate of any director, executive officer or nominee, or beneficial owner of more than 5% of our Common Stock has any substantial interest in the matters acted upon by our Board and shareholders, other than his role as an officer, director or beneficial owner.

ADDITIONAL INFORMATION

Householding of Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Information Statement may have been sent to multiple Company stockholders in each household unless otherwise instructed by such Company stockholders. We will deliver promptly a separate copy of the Information Statement to any Company stockholder upon written or oral request to us, at TD Holdings Inc., 25th Floor, Block C, Tairan Building No. 31 Tairan 8th Road, Futian District Shenzhen, Guangdong, PRC 518000, telephone (+86) 0755-88898711. Any Company stockholder wishing to receive separate copies of our proxy statement or annual report to Company stockholders in the future, or any Company stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the Company stockholder’s bank, broker, or other nominee record holder, or the Company stockholder may contact us at the above address and phone number.

Costs

We will make arrangements with brokerage firms and other custodians, nominees, and fiduciaries who are record holders of our Common Stock for the forwarding of this Information Statement to the beneficial owners of our Common Stock. We will reimburse these brokers, custodians, nominees, and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of the Information Statement.

Incorporation By Reference

The SEC allows us to “incorporate by reference” information into this Information Statement, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC and are delivering to you with a copy of this Information Statement. The information incorporated by reference is deemed to be part of this Information Statement. This Information Statement incorporates by reference the following documents:

●	Annual Report on Form 10-K filed on March 16, 2022.

You may read and copy any reports, statements, or other information we file at the public reference facilities maintained by the SEC in Room 1590, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for additional information on the operation of the SEC’s public reference facilities. The SEC maintains a website that contains reports, proxy statements, and other information, including those filed by us, at http://www.sec.gov.

By Order of the Board,

/s/ Renmei Ouyang

Renmei Ouyang

Chairwoman and Chief Executive Officer

April 13, 2022